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                                                                  EXECUTION COPY

                           FOURTH AMENDMENT AND WAIVER


                  FOURTH AMENDMENT AND WAIVER, dated as of December 15, 2000 (this "Amendment"), to the Amended and Restated Credit and Guarantee Agreement, dated as of November 15, 1996 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Twinlab Corporation, a Delaware corporation ("Holdings"), Twin Laboratories Inc., a Utah corporation (the "Borrower"), the several banks and other financial institutions parties to the Credit Agreement (the "Lenders"), The Bank of New York, as co-agent for the Lenders thereunder (in such capacity, the "Co-Agent"), and The Chase Manhattan Bank, as administrative agent for the Lenders thereunder (in such capacity, the "Administrative Agent").

                              W I T N E S S E T H:

                  WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders amend the Credit Agreement and waive certain covenants and defaults arising from the Borrower's failure to comply with certain covenants;

                  WHEREAS, the Administrative Agent and the Lenders are willing to agree to the requested amendments and waivers on the terms and conditions contained herein;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree as follows:

                  1. Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement shall have their defined meanings when used herein.

                  2. Amendment to Subsection 1.1 (Definitions). Subsection 1.1 of the Credit Agreement is hereby amended as follows:

                  (a) by adding the following definitions in their proper alphabetical order:

                  "Accounts": all of the accounts, instruments, documents, chattel paper and general intangibles of the Borrower or any of its Domestic Subsidiaries, whether secured or unsecured, whether now existing or hereafter created or arising, and whether or not specifically assigned to the Administrative Agent for the ratable benefit of the Lenders.

                  "Account Debtor": the Person obligated on an Account.

                  "Amendment Period": the period from and including the Fourth Amendment Effective Date to and including February 15, 2001.

                  "Bad Debt Reserve": a reserve for bad debt calculated in accordance with GAAP on the Borrower's financial statements.
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                  "Borrowing Base": on any date, the amount (calculated based on the most recent Borrowing Base Certificate delivered pursuant to this Agreement) that is equal to the sum of (a) 80% of the Eligible Accounts Receivable plus (b) 40% of the Eligible Inventory. Borrowing Base component definitions and reserves may be fixed and revised from time to time by the Administrative Agent in its Permitted Discretion.

                  "Borrowing Base Certificate": a certificate substantially in the form of Exhibit J hereto (with such changes therein as may be required by the Administrative Agent to reflect the components of and reserves against the Borrowing Base as provided for hereunder from time to time), executed and certified by a Responsible Officer, which shall include appropriate exhibits and schedules as referred to therein and as provided for in subsection 6.2.

                  "Borrowing Base Effective Date": the date upon which a Borrowing Base shall have been determined.

                  "Eligible Accounts Receivable": at the time of any determination thereof, all Accounts that satisfy the following criteria at the time of creation and continue to meet the same at the time of such determination: (i) have been invoiced and represent the bona fide sale and delivery from the Borrower or the Domestic Subsidiaries to the purchaser of merchandise or services, in each case in the ordinary course of business of the Borrower or the Domestic Subsidiaries in connection with its trade operations and (ii) are not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (h) below or otherwise deemed by the Administrative Agent in good faith to be ineligible for inclusion in the calculation of the Borrowing Base as described below. Without limiting the foregoing, to qualify as an Eligible Account Receivable, an Account shall indicate as sole payee and as sole remittance party the Borrower or any of the Domestic Subsidiaries. In determining the amount to be so included, the face amount of Accounts shall be reduced by, without duplication, to the extent not reflected in such face amount, (i) the amount of all accrued and actual returns, discounts, claims, credits or credits pending, charges, price adjustments, freight or finance charges or other allowances (including any amount that the Borrower or the Domestic Subsidiaries, as applicable, may be obligated to rebate to a customer pursuant to the terms of any agreement or understanding (written or oral)), (ii) the aggregate amount of all reserves, limits and deductions provided for in this definition and elsewhere in this Agreement, and (iii) the aggregate amount of all credits not yet processed or applied by the Borrower or the applicable Domestic Subsidiary to reduce the amount of the Accounts. Standards of eligibility may be fixed from time to time by the Administrative Agent in its Permitted Discretion, with any changes in such standards to be effective 10 days after delivery of notice thereof to the Borrower. Unless otherwise approved from time to time in writing by the Administrative Agent, no Account shall be an Eligible Accounts Receivable if, without duplication:

                           (a) the Borrower or the Domestic Subsidiaries do not
                  have sole lawful and absolute title to such Account; or
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                           (b) it arises out of a sale made by the Borrower or
                  any Domestic Subsidiary to an employee, officer, agent, director, or Affiliate of the Borrower or any Subsidiary; or

                           (c) it is unpaid more than 90 days from the date of
                  invoice or, in the case of General Nutrition Centers, 120 days from the date of invoice or 60 days from the due date; or

                           (d) it has been written off the books of the Borrower
                  or the Domestic Subsidiaries or has been otherwise designated on such books as uncollectible as part of the Borrower's Bad Debt Reserve; or

                           (e) the Account is not payable in Dollars or the
                  Account Debtor is either not incorporated or organized under the laws of the United States of America, any state thereof or the District of Columbia or is located outside or has its principal place of business or substantially all of its assets outside the United States of America, except to the extent the Account is supported by an irrevocable letter of credit reasonably satisfactory to the Administrative Agent (as to form, substance and issuer) and assigned to and directly drawable by the Administrative Agent; or

                           (f) the Account Debtor is the United States of
                  America or any department, agency or instrumentality thereof, unless the Borrower or the relevant Domestic Subsidiary, duly assigns its rights to payment of such Account to the Administrative Agent pursuant to the Assignment of Claims Act of 1940, as amended, which assignment and related documents and filings shall be in form and substance reasonably satisfactory to the Administrative Agent; or

                           (g) the Account does not comply in all material
                  respects with all applicable Requirements of Law, whether Federal, state or local, including without limitation, all usury laws, fair credit reporting and billing laws, fair debt collection practices and rules, and regulations relating to truth in lending and other similar matters; or

                           (h) (i) it is not subject to a valid and perfected
                  first priority Lien in favor of the Administrative Agent for the benefit of the Lenders, subject to no other Liens other than the Liens (if any) permitted by the Loan Documents or
                  (ii) it does not otherwise conform in all material respects to the representations and warranties contained in the Loan Documents relating to Accounts.

                  "Eligible Inventory": at the time of any determination thereof, without duplication, all Inventory at the time of such determination that is not ineligible for inclusion in the calculation of the Borrowing Base pursuant to any of clauses (a) through (j) below or otherwise deemed by the Administrative Agent in good faith to be ineligible for inclusion in the calculation of the Borrowing Base as described below. Without limiting the foregoing, to qualify as "Eligible Inventory" no person other than the Borrower or the Domestic Subsidiaries shall have any direct or indirect ownership
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         interest or title to such Inventory and no person other than the
         Borrower or the Domestic Subsidiaries shall be indicated on any purchase order or invoice with respect to such Inventory as having or purporting to have an interest therein. Standards of eligibility may be fixed from time to time by the Administrative Agent in its Permitted Discretion, with any changes in such standards to be effective 10 days after delivery of notice thereof to the Borrower. Unless otherwise from time to time approved in writing by the Administrative Agent, no Inventory shall be deemed Eligible Inventory if, without duplication:

                           (a) the Borrower or the Domestic Subsidiaries do not
                  have sole and good, valid and unencumbered title thereto; or

                           (b) it is not located in the United States of
                  America; or

                           (c) it is not located on property owned or leased by
                  the Borrower or the Domestic Subsidiaries or in a contract warehouse, and, except as otherwise approved by the Administrative Agent, covered by an agreement reasonably satisfactory in form and substance to the Administrative Agent covering the Administrative Agent's access to such Inventory and waiving the lessor's or contract warehouseman's Liens therein and segregated or otherwise separately identifiable from goods of all others, if any, stored on the premises; or

                           (d) in the case of Raw Materials, it is components
                  including all packaging materials such as bottles, labels, caps, capsules, containers, dividers, cartons and display items; or

                           (e) in the case of Work-in-Process, it is any item
                  other than Inventory stored in bulk awaiting packaging; or

                           (f) in the case of Finished Goods Inventory, those
                  items that are accrued returns which are not in the possession of the Borrower or the Domestic Subsidiaries or those items that are not in a readily saleable form; or

                           (g) it is packing or shipping materials or supplies;
                  or

                           (h) it is not subject to a valid and perfected first
                  priority Lien in favor of the Administrative Agent for the benefit of the Lenders; or

                           (i) it is accounted for in the Borrower's or the
                  Domestic Subsidiaries' Inventory Reserves; or

                           (j) it is in transit from anywhere outside the United
                  States of America.

                  Without limiting the foregoing, Inventory shall not be Eligible Inventory if the purchase order, invoice or any other document in connection therewith indicates that any Person other than the Borrower or the Domestic Subsidiaries has any ownership interest therein.
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                  "Finished Goods": goods to be sold by the Borrower or the
         Domestic Subsidiaries in the ordinary course of business.

                  "Fourth Amendment Effective Date": as defined in the Fourth Amendment and Waiver to this Agreement, dated as of December 15, 2000.

                  "Inventory": all Raw Materials, Work-in-Process, and Finished Goods held by the Borrower or the Domestic Subsidiaries in the normal course of business.

                  "Inventory Reserves": the Inventory Value of all Inventory that (i) is inactive, experimental, seconds or thirds or stale (past best-used date), obsolete, excess, slow-moving, discontinued, or unmerchantable, (ii) is damaged or not in good condition or designated as close-out Inventory; (iii) is a sample; (iv) is not readily usable or salable under the customary terms upon which it usually is sold or at prices approximating at least the cost thereof (after giving effect to any write downs applicable thereto); or (v) does not otherwise conform to the representations and warranties contained in the Loan Documents.

                  "Inventory Value": a dollar amount equal to the lesser of (i) the standard cost of Inventory determined on a basis consistent with GAAP and with the Borrower's current and historical accounting practice or (ii) the market value of such Inventory.

                  "Permitted Discretion": the Administrative Agent's reasonable judgment exercised in good faith and based upon its standard practice.

                  "Raw Materials": materials used or consumed in the manufacture, packing or shipping of goods to be sold by the Borrower or the Domestic Subsidiaries in the normal course of business.

                  "Work-in-Process": goods which are currently in the process of being manufactured to be sold as Finished Goods.

                  (b) by amending the definition of "Applicable Margin" by inserting at the end thereof the following:

                  Notwithstanding the foregoing, during the Amendment Period, the Applicable Margin shall be 2.50%, if such Loans are ABR Loans, and 3.50%, if such Loans are Eurodollar Loans.

                  (c) by amending the definition of "Interest Payment Date" by
(i) deleting the words "the last day of each April, July, October and January" appearing in clause (a) therein and (ii) inserting, in lieu thereof, "the last day of each calendar month".

                  (d) by amending the definition of "Interest Period" by inserting at the end thereof the following:
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                  Notwithstanding the foregoing, the Borrower hereby
                  acknowledges and agrees that, during the Amendment Period, it shall not request a Eurodollar Loan with an Interest Period in excess of one month.

                  (e) by amending the definition of "Swing Line Commitment" by inserting at the end thereof before the period mark the following:

                  ; provided that during the Amendment Period, such Swing Line Commitment shall be equal to $0

                  3. Amendment to Subsection 2.1 (Revolving Credit Commitments). Subsection 2.1 of the Credit Agreement is hereby amended by adding immediately prior to the period mark at the end of the first sentence of paragraph (a) the following:

                  ; provided that no Lender shall be required to make any Revolving Credit Loan if, after giving effect to the making of such Revolving Credit Loan, the Extensions of Credit at such time would exceed the Borrowing Base at such time.

                  4. Amendments to Subsection 2.3 (Commitment and Other Fees). Subsection 2.3 of the Credit Agreement is hereby amended as follows:

                  (a) by (i) deleting "quarterly in arrears on the last day of each April, July, October and January" where such words appear in paragraph (a) and (ii) inserting, in lieu thereof, "on the last day of each calendar month"; and

                  (b) by inserting at the end of paragraph (a) thereof the following:

                  Notwithstanding the foregoing, during the Amendment Period, the commitment fee shall be computed at a rate of .50% per annum.

                  5. Amendment to Subsection 2.6 (Swing Line Commitment). Subsection 2.6 of the Credit Agreement is hereby amended by adding immediately prior to the period mark at the end of the first sentence the following:

                  ; provided, further, that the Borrower shall not request, and the Swing Line Lender shall not make, any Swing Line Loan if, after giving effect to the making of such Swing Line Loan, the Extensions of Credit at such time would exceed the Borrowing Base at such time

                  6. Amendment to Subsection 2.10(a) (L/C Commitment). Subsection 2.10(a) of the Credit Agreement is hereby amended by adding immediately prior to the period mark at the end thereof the following:

                  or (iii) the Extensions of Credit at such time would exceed the Borrowing Base at such time; provided, further, that the Issuing Bank shall have no obligation to issue any Letter of Credit during the Amendment Period
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                  7. Amendment to Subsection 2.12(a) (Fees, Commissions and
Other Charges). Subsection 2.12(a) of the Credit Agreement is hereby amended by
(i) deleting "1/5" where it appears therein and (ii) inserting, in lieu thereof, "1/4".

                  8. Amendment to Subsection 3.1 (Optional and Mandatory Prepayments). Subsection 3.1 of the Credit Agreement is hereby amended as follows:

                  (a) by (i) deleting paragraph (b) thereof in its entirety and
(ii) inserting, in lieu thereof, the following new paragraph (b):

                  (b) Unless the Required Lenders otherwise agree, the Revolving Credit Commitments shall be permanently reduced with (i) 100% of the Net Proceeds of any Equity Offering by Holdings or any incurrence of Indebtedness by any Loan Party on or after the Fourth Amendment Effective Date (other than any Indebtedness permitted pursuant to subsection 7.2); (ii) 100% of the Net Proceeds of any Asset Sale by the Borrower or any of its Subsidiaries pursuant to subsection 7.6 and (iii) 100% of federal and state tax refunds received. Each such reduction shall be made on or before the date that is three Business Days after the date any Loan Party receives such Net Proceeds or such tax refunds.

                  (b) by adding the following new paragraph (d):

                  (d) If, at any time, the Extensions of Credit at such time exceed the Borrowing Base at such time, the Borrower shall, without notice or demand, immediately repay Swing Line Loans then outstanding and/or, after the Swing Line Loans have been paid in full, Revolving Loans in an aggregate principal amount equal to the lesser of (i) the amount of such excess and (ii) the aggregate principal amount of Swing Line Loans and Revolving Loans then outstanding, together with interest accrued to the date of such payment or prepayment on the principal so prepaid and any amounts payable under subsection
                  3.11 in connection therewith.

                  (c) by adding the following new paragraph (e):

                  (e) If, on any Friday, the aggregate amount of cash and Cash Equivalents held and available for use by the Borrower and its Subsidiaries exceeds $5,000,000, the Borrower shall without notice or demand, immediately repay Swing Line Loans then outstanding and/or after Swing Line Loans have been paid in full, Revolving Loans in an aggregate principal amount equal to such excess.

                  9. Amendment to Subsection 5.2 (Conditions to Each Extension of Credit). Subsection 5.2 of the Credit Agreement is hereby amended as follows:

                  (a) by adding the following new subsection (e):

                  (e) Borrowing Base Compliance. After giving effect to the Extension of Credit requested to be made on any such date and the use of the proceeds thereof,
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                  the Extensions of Credit of all Lenders at such time shall not exceed the Borrowing Base on such date.

                  (b) by inserting "and (e)" after the words "clauses (a) and
(b)" where such words appear in the last sentence of such subsection.

                  10. Amendment to Subsection 6.2 (Certificates; Other Information). Subsection 6.2 of the Credit Agreement is hereby amended by (i) deleting "and" where it appears after the semi-colon at the end of paragraph
(e); (ii) deleting the period mark where it appears at the end of paragraph (f) and inserting, in lieu thereof, a semi-colon; and (iii) adding the following new paragraph (g) and paragraph (h) thereto:

                  (g) within 20 days after the end of each calendar month (i) a Borrowing Base Certificate showing the Borrowing Base as of the close of business on the last day of such calendar month, each such Borrowing Base Certificate to be certified as complete and correct in all material respects on behalf of the Borrower by a Responsible Officer, and (ii) such other supporting documentation and additional reports with respect to the Borrowing Base as the Administrative Agent shall reasonably request, including, but not limited to, such supporting documentation as listed in Exhibit J; provided that the Borrower shall supplement the Borrowing Base Certificate delivered with respect to the month ending December 31, 2000, to reflect any adjustments necessary as a result of the Borrower's year-end physical inventory; and

                  (h) on the first and third Friday of each calendar month, (i) a cash receipts and disbursements budget updated for an 8 week period and (ii) a comparison of the actual and previously budgeted cash receipts and disbursements, including an explanation of significant variances.

                  11. Amendment to Subsection 6.6 (Inspection of Property; Books and Records; Discussions). Subsection 6.6 of the Credit Agreement is hereby amended by (i) inserting subsection "(a)" prior to the first sentence thereof and (ii) adding the following new subsection (b), subsection (c) and subsection
(d) thereto:

                  (b) The Borrower and its Subsidiaries, from time to time upon the request of the Administrative Agent or the Required Lenders through the Administrative Agent, shall permit the Administrative Agent, accompanied by one or more Lenders and professionals (including investment bankers, consultants, accountants, lawyers and appraisers) retained by the Administrative Agent (or its counsel) to conduct evaluations and appraisals of (i) the Borrower's practices in the computation of the Borrowing Base and (ii) the assets included in the Borrowing Base (it being understood and agreed that the Administrative Agent will conduct such evaluations and appraisals not less than once per fiscal year of the Borrower) and pay the reasonable fees and expenses of the Administrative Agent incurred in connection therewith (including the fees and expenses of the Administrative Agent's Collateral Monitoring Department), the Lenders or such professionals with respect to all such appraisals; provided, however, that the
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                  Administrative Agent shall not be entitled to conduct such evaluations and appraisals of assets more frequently than twice per year unless (x) a Default or Event of Default has occurred and is continuing or (y) the Administrative Agent, or the Required Lenders through the Administrative Agent, determines that any material event or material change has occurred with respect to the Borrower or its Subsidiaries, their Inventory or receivables practices or the performance of the Collateral and that as a result of such event or change more frequent evaluations or appraisals are required to effectively monitor the Borrowing Base, in which case the Borrower will permit the Administrative Agent to conduct such evaluations and appraisals at such reasonable times and as often (not to exceed four times per year) as may be reasonably requested by the Administrative Agent.

                  (c) The Borrower will, and will cause each of its Subsidiaries to, in connection with any evaluation and appraisal relating to the computation of the Borrowing Base, maintain such additional reserves (for purposes of computing the Borrowing
                  Base) in respect of Eligible Accounts Receivables and Eligible Inventory and make such other adjustments to the parameters for including Eligible Inventory in the Borrowing Base as the Administrative Agent or the Required Lenders through the Administrative Agent shall reasonably require based upon the result of such evaluation and appraisal.

                  12. Amendment to Section 6 (Blocked Account Agreement).
Section 6 is hereby amended by adding the following new subsection 6.14:

                  6.14 Blocked Account Agreement. (i) Within 15 Business Days after the Fourth Amendment Effective Date, enter into a blocked account agreement with any financial institution reasonably requested by the Administrative Agent at any time, in a form and substance reasonably satisfactory to the Administrative Agent, the Borrower and the applicable financial institution; and (ii) maintain substantially all of its cash with a financial institution with which it has entered into a blocked account agreement.

                  13. Amendments to Subsection 7.2 (Limitations on Indebtedness). Subsection 7.2 is hereby amended as follows:

                  (a) in clause (iv) of paragraph (b) thereof, by (1) deleting "(x)" where it appears therein; (2) deleting "plus"; and (3) deleting clause (y) in its entirety;

                  (b) in paragraph (c) thereof, by (i) deleting "$10,000,000 at any time outstanding" where it appears therein and (ii) inserting, in lieu thereof, "the aggregate amount outstanding on the Fourth Amendment Effective Date";

                  (c) in paragraph (e) thereof, by (i) deleting "$5,000,000 pursuant to this clause (e) in aggregate principal amount at any one time outstanding" where it appears therein and (ii) inserting, in lieu thereof, "the aggregate principal amount outstanding on the Fourth Amendment Effective Date plus $2,500,000";
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                  (d) in paragraph (h) thereof, by (i) inserting "in an
aggregate amount not to exceed $500,000" after the words "ordinary course of business" where such words appear therein and (ii) deleting "five" where it appears therein and inserting, in lieu thereof, "three";

                  (e) in paragraph (k) thereof, by (i) deleting "an aggregate principal amount of $2,000,000 per annum," where it appears therein and inserting, in lieu thereof, "the aggregate principal amount outstanding on the Fourth Amendment Effective Date plus $1,000,000"; and (ii) deleting the second proviso in its entirety;

                  (f) in paragraph (l) thereof, by (i) deleting "$15,000,000 at any time outstanding" where it appears therein and (ii) inserting, in lieu thereof, "the amount outstanding on the Fourth Amendment Effective Date";

                  (g) in paragraph (n), by (i) deleting "$2,500,000 at any one time outstanding", (ii) inserting, in lieu thereof, "the amount outstanding on the Fourth Amendment Effective Date" and (iii) adding "and" at the end thereof;

                  (h) in paragraph (o) thereof, by (i) deleting "$3,000,000 where it appears therein and inserting, in lieu thereof, "$1,500,000" and (ii) deleting "; and" where it appears after the semi-colon at the end of such paragraph and inserting, in lieu thereof, a period mark; and

                  (i) by deleting paragraph (p) in its entirety.

                  14. Amendments to Subsection 7.6 (Limitations on Sale of Assets). Subsection 7.6 is hereby amended by (i) deleting "$10,000,000" where it appears in paragraph (b) thereof and (ii) inserting, in lieu thereof, "$1,000,000".

                  15. Subsection 7.8 (Limitation on Capital Expenditures). Subsection 7.8 is hereby amended as follows:

                  (a) (i) by deleting the semi-colon at the end of clause (iii);
(ii) by deleting the proviso that follows clause (iii) in its entirety and (iv) by inserting, in lieu thereof, a period mark; and

                  (b) by inserting at the end thereof the following:

                  During the Amendment Period, the Borrower agrees that it shall not, and shall not permit its Subsidiaries to, make Capital Expenditures other than Capital Expenditures in an aggregate amount not to exceed $1,000,000.

                  16. Subsection 7.9 (Limitation on Investments, Loans and Advances). Subsection 7.9 of the Credit Agreement is hereby amended as follows:

                  (a) in clause (iv) of paragraph (d) thereof, by (1) deleting "(x)" where it appears therein; (2) deleting "plus"; and (3) deleting clause (y) in its entirety;

                  (b) by deleting the text in its entirety in paragraph (g) thereof and inserting, in lieu thereof "Intentionally Omitted"; and
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                  (c) in paragraph (j) thereof, by (i) deleting "plus (i)" where it appears therein and (ii) deleting "and (ii) any Available Excess Equity Proceeds".

                  17. Amendment to Section 10(c) (Events of Default). Section 10(c) of the Credit Agreement is hereby amended by inserting "or subsection 6.2(d)" after the words "contained in Section 7 or Section 8".

                  18. Addition of Exhibit J (Form of Borrowing Base Certificate). A new Exhibit J to the Credit Agreement in the form of Annex A to this Amendment shall be added to the Credit Agreement.

                  19. Certain Agreements. (a) The Borrower, the Administrative Agent and the Lenders acknowledge and agree that, during the Amendment Period, the Lenders shall make Extensions of Credit only to the extent that such Extensions of Credit do not exceed the lesser of (i) the Borrowing Base and (ii) $47,000,000.

                  (b) The Borrower hereby acknowledges and agrees that, during the Amendment Period, the Borrower shall not, and shall not permit any of its Subsidiaries to, make any Restricted Payments on any class of the Capital Stock of the Borrower (other than as permitted under subsections 7.7(a), (b) and (c) of the Credit Agreement) or make any optional payment or prepayment or redemption, defeasance or purchase of any Senior Subordinated Notes or any other Subordinated Indebtedness (if any) of the Borrower.

                  (c) The Borrower hereby acknowledges and agrees that, during the Amendment Period, the Borrower shall not, and shall not permit any of its Subsidiaries to, make any Permitted Acquisitions.

                  (d) The Borrower hereby agrees to keep the Administrative Agent and the Lenders informed of the progress of the status of the Borrower's discussions concerning entering into an alternative credit facility that will replace the Credit Agreement, including, without limitation, prompt notice of the receipt and execution of any commitment letter, the completion by the relevant lender of its due diligence and collateral audit review, and the setting of any closing date, or, as the case may be, the Borrower's decision not to pursue such alternative credit facility.

                  (e) The Borrower hereby agrees to deliver a detailed budget to the Administrative Agent, with a copy for each Lender, on or before December 31, 2000.

                  (f) Failure to comply with the agreements contained in paragraphs (d) and (e) of this Section 19 shall constitute an Event of Default, if such default shall continue unremedied for a period of five Business Days.

                  20. Waivers. (a) For the Amendment Period, the Administrative Agent and the Lenders hereby waive (i) the Borrower's non-compliance with the provisions of subsections 6.1, 6.2, 6.6 and 6.7 of the Credit Agreement, solely insofar as such non-compliance relates to the Borrower's failure to deliver financial statements in accordance with GAAP in respect of its 1998 and 1999 fiscal years and of periods included in its 1998, 1999 and 2000 fiscal years through and including June 30, 2000, and (ii) the Borrower's non-compliance with the financial covenants contained in subsection 7.1(a) and 7.1(b) of the Credit Agreement (to the extent that there would be non-compliance with the interest coverage ratio contained in subsection 7.1(b) of the Credit Agreement, but only to the extent that such interest coverage ratio is not less than 2.95 to 1.00), solely insofar as such non-compliance relates to its 1998 and 1999 fiscal years and to fiscal quarters in its 1998, 1999 and 2000 fiscal years through and including the fiscal quarter ended September 30, 2000, but in each case only to the extent such non-compliance arises out of or relates to the Inventory adjustments disclosed in Holdings' Report on Form 10-Q filed for the fiscal quarter ended September 30, 2000.

                  (b) For the Amendment Period, the Administrative Agent and the Lenders hereby waive the Borrower's non-compliance with the financial covenants contained in subsection 7.1(a) and 7.1(b) of the Credit Agreement (to the extent that (x) the leverage ratio contained in subsection 7.1(a) is not greater than
7.50 to 1.00 and (y) the interest coverage ratio contained in subsection 7.1(b) is not less than 1.50 to 1.00), solely in so far as such non-compliance relates to the fiscal quarter ending December 31, 2000.

                  (c) For the Amendment Period, the Administrative Agent and the Lenders hereby waive any breach by the Borrower of any representation or warranty made or deemed to be made by it pursuant to subsection 5.2 of the Credit Agreement, solely insofar as such breach arises out of the matters described in clauses (i) and (ii) of Section 20(a) of this Amendment.

                  (d) The Administrative Agent and the Lenders hereby agree that the waivers contained in this Amendment shall have effect for purposes of Sections 10(b), (c) and (d) of the Credit Agreement.

                  21. Conditions to Effectiveness. This Amendment shall be effective on the date (the "Fourth Amendment Effective Date") that (a) the Administrative Agent shall have received counterparts hereof, duly executed and delivered by the Borrower, Holdings, the Required Lenders and the Grantors under the Guarantee and Collateral Agreement; (b) the Administrative Agent shall have received, for the account of each Lender which executes and delivers this Amendment, an amendment fee in the amount equal to the product of (i) 0.25% and
(ii) such Lender's Commitment; (c) all other reasonable fees payable, including the fees and disbursement of counsel to the Administrative Agent and the fees and expenses incurred in connection with the retention of a financial advisor, shall have been paid; (d) the Borrower shall have delivered to the Administrative Agent a Borrowing Base Certificate showing the Borrowing Base as of the close of business on October 31, 2000 and executed by a Responsible Officer, substantially in the form of Exhibit J to the Credit Agreement, and in a form reasonably satisfactory to the Administrative Agent, including the appropriate insertions, attachments and schedules referred to in such Exhibit J; and (e) no Default or Event of Default shall have occurred and be continuing on the date hereof after giving effect to this Amendment.

                  22. Representations and Warranties. In order to induce the Administrative Agent and the Lenders to enter into this Amendment, the Borrower and Holdings hereby represent and warrant to the Administrative Agent and the Lenders that the representations and warranties of the Borrower and Holdings contained in the Loan Documents are true and correct in all material respects on and as of the Fourth Amendment Effective Date (after giving effect hereto) as if made on and as of the Fourth Amendment Effective Date (except where such representations and warranties expressly relate to an earlier date in which case such representations and warranties were true and correct in all material respects as of such earlier date); provided that all references to the "Credit Agreement" in any Loan Document shall be and are deemed to mean the Credit Agreement as amended hereby.

                  23. Notice of Effectiveness. The Administrative Agent shall promptly advise the Lenders and the Borrower of the effectiveness of this Amendment.

                  24. Payment of Expenses. The Borrower agrees to pay or reimburse the Administrative Agent for all of its out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of this Amendment and any other documents prepared in connection herewith, and the consummation and administration of the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Administrative Agent and the reasonable fees and disbursements of the Administrative Agent's Collateral Monitoring Department.

                  25. Counterparts. This Amendment may be executed by the parties to this Amendment on any number of separate counterparts (which may include counterparts delivered by facsimile transmission), and all of said counterparts taken together shall be deemed to be one and the same instrument. Any executed counterpart delivered by facsimile transmission shall be effective for all purposes hereof.

                  26. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrower and Holdings and their respective successors and assigns, and upon the Administrative Agent and the Lenders and their successors and assigns. The execution and delivery of this Amendment by any Lender prior to the Fourth Amendment Effective Date shall be binding upon its successors and assigns and shall be effective as to any loans or commitments assigned to it after such execution and delivery.

                  27. Continuing Effect. Except as expressly amended hereby, the Credit Agreement as amended by this Amendment shall continue to be and shall remain in full force and effect in accordance with its terms. This Amendment shall not constitute an amendment or waiver of any provision of the Credit Agreement not expressly referred to herein and shall not be construed as an amendment, waiver or consent to any action on the part of the Borrower and Holdings that would require an amendment, waiver or consent of the Administrative Agent or the Lenders except as expressly stated herein. Any reference to the "Credit Agreement" in the Loan Documents or any related documents shall be deemed to be a reference to the Credit Agreement as amended by this Amendment.

                  28. GOVERNING LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their respective duly authorized officers as of the day and year first above written.


                                               TWINLAB CORPORATION


                                               By:_________________________
                                               Name:
                                               Title:




                                               TWIN LABORATORIES INC.


                                               By:_________________________
                                               Name:
                                               Title:




                                               THE CHASE MANHATTAN BANK as
                                               Administrative Agent,
                                               Issuing Bank, Swing Line
                                               Lender and as a Lender


                                               By:_________________________
                                               Name:
                                               Title:

                                                     Fourth Amendment and Waiver
                                                     to the Amended and Restated
                                                  Credit and Guarantee Agreement


                                       THE BANK OF NEW YORK,
                                       as Co-Agent and as a Lender



                                       By:_________________________
                                       Name:
                                       Title:




                                       FLEETBOSTON,
                                       as a Lender



                                       By:_________________________
                                       Name:
                                       Title:




                                       DRESDNER BANK AG, NEW YORK BRANCH
                                       AND GRAND CAYMAN BRANCH,
                                       as a Lender



                                       By:_________________________
                                       Name:
                                       Title:



                                       By:_________________________
                                       Name:
                                       Title:

                                                     Fourth Amendment and Waiver
                                                     to the Amended and Restated
                                                  Credit and Guarantee Agreement



                                       U.S. BANK NATIONAL ASSOCIATION,
                                       as a Lender


                                       By:_________________________
                                       Name:
                                       Title:





                                       EUROPEAN AMERICAN BANK,
                                       as a Lender


                                       By:_________________________
                                       Title:




                                       ERSTE BANK DER OESTERREICHISCHEN
                                       SPARKASSEN AG, GRAND CAYMAN ISLAND
                                       BRANCH, as a Lender


                                       By:_________________________
                                       Name:
                                       Title:




                                       ZIONS FIRST NATIONAL BANK,
                                       as a Lender


                                       By:_________________________
                                       Name:
                                       Title:

                                                     Fourth Amendment and Waiver
                                                     to the Amended and Restated
                                                  Credit and Guarantee Agreement



                                       ADVANCED RESEARCH PRESS, INC.,
                                       as a Grantor


                                       By:_________________________
                                       Name:
                                       Title:

                                       BRONSON LABORATORIES, INC.,
                                       as a Grantor


                                       By:_________________________
                                       Name:
                                       Title:

                                       CHANGES INTERNATIONAL, INC.,
                                       as a Grantor


                                       By:_________________________
                                       Name:
                                       Title:

                                       HEALTH FACTORS INTERNATIONAL, INC.
                                       as a Grantor


                                       By:_________________________
                                       Name:
                                       Title:

                                       PR NUTRITION, INC.,
                                       as a Grantor


                                       By:_________________________
                                       Name:
                                       Title: